UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2008

(Date of Report)

May 9, 2008

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01. Other Events.

This Current Report on Form 8-K is being filed to update the historical financial statements included in International Paper Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) to reflect changes to the Company’s allocation of corporate overhead expenses as described below.

Effective January 1, 2008, the Company changed its method of allocating corporate overhead to increase the expense amounts allocated to its business segments in reports reviewed by its chief executive officer to facilitate performance comparisons with other companies. Accordingly, the Company has revised its presentation of industry segment operating profit to reflect this change in allocation method, and has restated all comparative prior period information on this basis.

The Company is filing this Current Report on Form 8-K to reflect the impact of this change in allocation of corporate overhead on previously issued financial statements. This will permit the Company to incorporate these financial statements by reference in future SEC filings.

This change in method of allocating corporate overhead expenses to the Company’s business segments is set forth below in the following sections of the Company’s 2007 Form 10-K.

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and
•	Part II, Item 8. Financial Statements and Supplementary Data.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1	Updated Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data for the years ended December 31, 2007, 2006 and 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY (Registrant)

By:		/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 9, 2008

EXHIBIT INDEX

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1	Updated Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data for the years ended December 31, 2007, 2006 and 2005.